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CONSENT OF INDEPENDENT AUDITORS



We consent to the use and incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this Registration Statement to be filed on or about September 9, 2002 on Form N-14 ("N-14 Registration Statement") of each of our reports dated February 8, 2002 relating to the December 31, 2001 financial statements appearing in the 2001 Annual Reports to Shareholders of Morgan Stanley Tax-Exempt Securities Trust and Morgan Stanley Select Municipal Reinvestment Fund, which accompany and are incorporated by reference in the N-14 Registration Statement. We also consent to the references to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Financial Highlights," "Custodian and Independent Auditors" and "Experts" in each of the above named fund's Prospectus and Statement of Additional Information dated February 28, 2002, all of which accompany the N-14 Registration Statement.




Deloitte & Touche LLP
New York, New York
September 9, 2002